UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

The Company held a conference call on November 5, 2009, which is archived on the Company’s website at http://www.einsteinnoah.com/index.cfm?fuseaction=financialsMedia.content&content_id=16. The following points were discussed during the call:

•	System-wide comparable store sales for October were at similar levels as the third quarter of 2009.

•	We believe that our fourth quarter 2009 gross profit margins will be the same as they were in the prior year.

•	We plan to open the following locations in fiscal 2010:

•	10 – 12 company-owned restaurants

•	12 – 16 franchised locations

•	30 – 45 licensed locations

•

The following table reconciles U.S. generally accepted accounting principles (“GAAP”) income and GAAP earnings per share (“EPS”) to the adjusted net income and adjusted earnings per share discussed on the conference call:

	13 weeks ended		39 weeks ended
	September 30, 2008	September 29, 2009	September 30, 2008	September 29, 2009
Net income	$4,537	$60,861	$15,293	$69,177
Adjustments to net income:
California wage and hour settlements	1,900	—	1,900	—
Deferred income tax benefit	—	(56,772)	—	(56,772)

Adjusted net income	$6,437	$4,089	$17,193	$12,405

Net income per common share – Basic	$0.28	$3.75	$0.96	$4.30
Adjustments to Basic EPS:
California wage and hour settlements	0.12	—	0.12	—
Deferred income tax benefit	—	(3.50)	—	(3.53)

Adjusted net income per common share - Basic	$0.40	$0.25	$1.08	$0.77

Net income per common share – Diluted	$0.28	$3.65	$0.93	$4.21
Adjustments to Diluted EPS:
California wage and hour settlements	0.11	—	0.12	—
Deferred income tax benefit	—	(3.41)	—	(3.46)

Adjusted net income per common share - Diluted	$0.39	$0.24	$1.05	$0.75

Weighted average number of common shares outstanding:
Basic	15,948,180	16,236,271	15,921,645	16,103,170
Diluted	16,412,748	16,693,843	16,425,235	16,446,532

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included in this filing, the Company has provided certain non-GAAP financial information, which is adjusted net income and adjusted earnings per share. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measure in context.

The table above reconciles our net income and earnings per share as reported under GAAP in the United States with those financial measures as adjusted by the items detailed above and presented in the associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. We believe that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: November 5, 2009	/s/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer